                                7,360,000 Shares

                                  GUESS ?, INC.

                            (a Delaware corporation)

                                  Common Stock

                           (Par Value $.01 Per Share)


                             U.S. PURCHASE AGREEMENT

                                                                          , 1996


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
     as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
  North Tower
  World Financial Center
  New York, New York  10281-1209

Dear Sirs:

          Guess ?, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with the Maurice Marciano Trust (1995 Restatement) (the "Maurice Marciano Trust"), the Paul Marciano Trust under Trust Dated February 20, 1986 (the "Paul Marciano Trust") and the Armand Marciano Trust Under Trust Dated February 20, 1986 (the "Armand Marciano Trust," and, together with the Maurice Marciano Trust, and the Paul Marciano Trust, the "Principal Stockholders") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each of the other underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Morgan Stanley are acting as representatives (in such capacity, Merrill Lynch and Morgan Stanley shall hereinafter be


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referred to as the "U.S. Representatives"), with respect to the sale by the
Company, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule B and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,104,000 additional shares of Common Stock to cover over-allotments. The aforesaid 7,360,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 1,104,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option U.S. Securities") are collectively hereinafter called the "U.S. Securities."

          It is understood that the Company is concurrently entering into an agreement, dated the date hereof (the "International Purchase Agreement"), providing for the issuance and sale by the Company of an aggregate of 1,840,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers" which, together with the U.S. Underwriters, shall be referred to as the "Underwriters"), for whom Merrill Lynch International and Morgan Stanley & Co. International Limited are acting as representatives (the "International Representatives"). The Company has also granted to the International Managers an option to purchase all or any part of 276,000 shares of Common Stock (the "International Option Securities" which, together with the Initial International Securities, shall be referred to as the "International Securities") to cover over-allotments. The U.S. Securities and the International Securities are hereinafter collectively referred to as the "Offered Securities."

          The Company understands that the U.S. Underwriters will simultaneously enter into an agreement with the International Managers dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the U.S. Underwriters and the International Managers, under the direction of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          You have advised us that you and the other U.S. Underwriters, acting severally and not jointly, desire to purchase the Initial U.S. Securities and, if the U.S. Underwriters so elect, the U.S. Option Securities, and that you have been authorized by the other U.S. Underwriters to execute this Agreement on their behalf.

          The initial public offering price per share for the U.S. Securities and the purchase price per share for the U.S. Securities shall be agreed upon by the Company and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, and such agreement shall be set forth in Schedule C hereto. The offering of the U.S. Securities will be governed by this Agreement. The purchase price per share for the International Securities to be paid by


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the several International Managers shall be identical to the purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters hereunder.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-4419), for the registration of 10,580,000 shares of Common Stock, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended or supplemental prospectuses as may hereafter be required. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Offered Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any Form of U.S. Prospectus or Form of International Prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, as from time to time amended or supplemented pursuant to the 1933 Act, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Form of U.S. Prospectus and Form of International Prospectus included in the Registration Statement at the time it becomes effective are herein called the "U.S. Prospectus" and "International Prospectus," respectively, and collectively, the "Prospectuses," except that, (y) if the final U.S. Prospectus or International Prospectus first furnished to the U.S. Underwriters or the International Managers after the execution of this Agreement or the International

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Purchase Agreement, as the case may be, for use in connection with the offering of the Offered Securities differs from the prospectuses included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the terms "U.S. Prospectus," "International Prospectus" and "Prospectuses" shall refer to the final U.S. Prospectus and/or International Prospectus first furnished to the U.S. Underwriters and/or International Managers, as the case may be, for such use and (z) if Rule 434 is relied on, the terms "U.S. Prospectus," "International Prospectus" and "Prospectuses" shall refer to the preliminary U.S. Prospectus and/or International Prospectus last furnished to the U.S. Underwriters and/or International Managers, as the case may be, in connection with the offering of the Offered Securities together with the Term Sheet.

          The Company has reserved up to 460,000 of the Initial U.S. Securities to be sold by the Company for offering and sale to certain of the Company's employees and certain other persons pursuant to a reserve share program (the "Reserve Share Program"). These Offered Securities will be sold to the employees and other persons by the U.S. Underwriters pursuant to this Agreement at the public offering price. Any such shares not purchased by such persons by the end of the first business day after either (a) the later of the date on which the Registration Statement and any Rule 462(b) Registration Statement has become effective or (b) if the Company has elected to rely on Rule 430A, the date of this Agreement, will be offered to the public by the U.S. Underwriters as set forth in the U.S. Prospectus.

          The Company understands that the U.S. Underwriters propose to make a public offering of the Offered Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

          Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to each U.S. Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, up to the Date of Delivery referred to below), the Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regula-

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     tions and did not contain and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, to the Company's knowledge, the Prospectuses and preliminary prospectuses comply or will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the Reserve Share Program. The Prospectuses, at the date hereof (unless the term "Prospectuses" refers to prospectuses which have been provided to the U.S. Underwriters by the Company for use in connection with the offering of Offered Securities which differ from the Prospectuses on file at the Commission, in which case at the time the Prospectuses is first provided to the U.S. Underwriters for their use) and at the Closing Time, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and if Rule 434 is used, the Company will comply with the requirements of Rule 434; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectuses.

          (ii) INDEPENDENT ACCOUNTANTS. KPMG Peat Marwick LLP, which are reporting upon certain audited financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes present fairly the consolidated financial position of the Company, Guess Italia S.r.l. ("Guess Italia") and Guess Europe B.V. ("Guess Europe" and, together with the Company and Guess Italia, the "Guess Companies") at the dates indicated and the results of operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected consolidated financial data and the summary financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements or, in the case of the interim periods presented, the unaudited financial statements of the Guess Companies, in each case included in the Registration Statement. The pro forma financial information of the Guess Companies included in the Prospectuses presents fairly the


                                 5
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     information shown therein, have been prepared in accordance with the
     Commission's rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined herein) considered as one enterprise (a "Material Adverse Change"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are required to be disclosed under the 1933 Act and the 1933 Act Regulations, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for a dividend or distribution in respect of the net earnings of the Company from _____ to the Closing Time.

          (v) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement, and to consummate the transactions with respect to which it is a participant contemplated hereby and thereby and in the Registration Statement (including (i) the reorganization and the S corporation distribution as described in the Prospectuses under the caption "Company History, The Reorganization and Prior S Corporation Status" (collectively, the "Reorganization Transactions"); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a "Material Adverse Effect").

          (vi) SUBSIDIARIES. The Company owns, and as of the date of termination of the Company's S corporation status (the "S Termination Date") will own, no equity interest in any entity other than those equity interests listed on Exhibits A and B hereto, respectively (such entities on Exhibit A are hereinafter referred to as the "Subsidiar-

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     ies").  As of the date hereof and as of the S Termination Date, the Company has, or will have, good and marketable title to all equity interests listed on Exhibit A or B, respectively, free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          (vii) CAPITALIZATION; AUTHORIZATION AND DESCRIPTION OF OFFERED SECURITIES. At the Closing Time the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectuses under the "Actual" column under the caption "Capitalization"; all of the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and, to the best knowledge of the Company, are owned of record and beneficially by the Principal Stockholders free and clear of any liens, claims, charges, pledges or encumbrances of any kind, except for restrictions imposed by the Restated Shareholders' Agreement dated _____, 1996 between the Company and the Principal Stockholders; none of the outstanding shares of Common Stock of the Company was issued in violation of preemptive rights of any stockholder of the Company; the Offered Securities to be sold by the Company pursuant to the Purchase Agreements have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreements and, when issued and delivered by the Company pursuant to the Purchase Agreements against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Offered Securities will be subject to personal liability by reason of being such a holder; and the Offered Securities are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement to which the Company is a party or otherwise.

          (viii) ABSENCE OF DEFAULTS AND CONFLICTS. None of the Guess Companies is (a) in violation of its charter or bylaws or (b) in breach or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan, credit agreement, note, lease or other agreement or instrument to which any of the Guess Companies is a party or by which any of them may be bound, or to which any of their property or assets is subject (collectively, "Agreements and Instruments"), excluding in each case in this clause (b), breaches or defaults which, individually or in the aggregate, could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including (i) the Reorganization Transactions and (ii) the use of proceeds from the sale of the Offered Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by

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     the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guess Companies pursuant to any Agreements and Instruments (other than with respect to which any of the Guess Companies shall have obtained at or prior to the Closing Time such amendments, waivers or consents, as the case may be, as shall be necessary so that at the Closing Time the representation and warranty contained in this paragraph (viii) shall be accurate without regard to this parenthetical), excluding in each case, conflicts, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of any of the Guess Companies or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Guess Companies or any of their assets or properties.

          (ix) ABSENCE OF LABOR DISPUTES. No labor dispute with the employees of any of the Guess Companies exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Guess Companies principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          The Company is in compliance with all applicable federal, state, and local laws relating to the payment of wages to employees (including, without limitation, the Fair Labor Standards Act, as amended), except insofar as the failure to comply with such laws would not reasonably be expected to have a Material Adverse Effect.

          (x) ABSENCE OF PROCEEDINGS. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or could, singly or in the aggregate, reasonably be expected to materially and adversely affect the properties or assets of the Company or which could, singly or in the aggregate, reasonably be expected to materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations hereunder.

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          (xi)  ACCURACY OF EXHIBITS.  There are no contracts or documents to which the Company is a party which are required to be described in or filed as exhibits to the Registration Statement which have not been described, filed or incorporated by reference as required.

          (xii) POSSESSION OF INTELLECTUAL PROPERTY. Except as disclosed in the Prospectuses, each of the Guess Companies owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and none of the Guess Companies have received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

          (xiii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, agency or body is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Offered Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have already been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained, to the Company's knowledge, under the securities laws and regulations of foreign jurisdictions in which the Offered Securities are offered outside the United States in connection with the Reserve Share Program.

          (xiv) POSSESSION OF LICENSES AND PERMITS. Each of the Guess Companies (A) possesses all material governmental certificates, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") necessary to conduct the business it now operates and (B) has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses except, in the case of clauses (A) and (B), as could not reasonably be expected to result in a Material Adverse Effect.

          (xv) TITLE TO PROPERTY. Each of the Guess Companies has sufficient title for the use made and proposed to be made of all of its properties, whether real or personal, free and clear of all liens, encumbrances and defects, except as stated in the Prospectuses or such as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the leases material to the business of the Guess Companies, and under which any of the Guess Companies holds properties described in the Prospectuses, are in full force and effect, and none of the Guess Companies has notice of any material claim of any sort that has been asserted by anyone adverse to the

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     rights of the Company under any of the leases mentioned above, or affecting or questioning the rights of any of the Guess Companies to the continued possession of such leased premises under any such lease.

          (xvi) AUTHORIZATION OF AGREEMENT. Each of the Purchase Agreements have been duly and validly authorized, executed and delivered by the Company.

          (xvii) RELATIONS WITH CUBA. To the knowledge of the Guess Companies, none of the Guess Companies has done, or is presently doing, business with the government of Cuba or with any person located in Cuba.

          (xviii) ACCURACY OF DESCRIPTIONS. The descriptions in the Registration Statement of laws, regulations and rules, of legal and governmental proceedings and of contracts, agreements, leases and other documents including, without limitation, under the headings "Description of Capital Stock -- Delaware Law and Certain Corporate Provisions" are accurate in all material respects.

          (xix) ENVIRONMENTAL LAWS. Except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise require disclosure in the Registration Statement or the Prospectuses, (i) each of the Guess Companies is in compliance with all applicable federal, state or local laws and regulations ("Environmental Laws") relating to pollution or protection of human health or the environment, or otherwise relating to the use, treatment, storage, disposal, transport or handling of toxic or hazardous substances or wastes, or petroleum products ("Materials of Environmental Concern"), including compliance with all permits, licenses, approvals or authorizations ("Permits") required under any Environmental Laws, (ii) with respect to the Company or any person or entity for whom the Company or any Subsidiary has retained or assumed (either contractually or by operation of law) liability therefor, (A) none of the Guess Companies has received any communication from any person or entity alleging violation of any Environmental Laws, and there is no pending or, to its knowledge, threatened claim, action, investigation or notice for site investigations, clean up, response costs, natural resources or property damages, personal injuries, attorney's fees, or penalties (collectively, "Environmental Claims"), and (B) there are no conditions that, to the best knowledge of any of the Guess Companies, could reasonably be expected to form the basis of any Environmental Claim against any of the Guess Companies. The Company has reviewed the Environmental Laws applicable to the Guess Companies' business, operations and properties for the purposes of determining any capital or operating expenditures required or anticipated over the current and the next fiscal year for any site investigation, clean up or remediation, compliance with Environmental Laws or any Permit, or any potential liability to third parties, and, on the basis of such review, the Company has reasonably concluded that such matters could not have a Material Adverse Effect or otherwise require disclosure in the Registration Statement or Prospectuses.

          (xx) NO RELATED PARTY TRANSACTIONS. Except as disclosed in the Prospectuses, there are no (i) outstanding loans, advances or guarantees of indebtedness by any of the Guess Companies to or for the benefit, directly or indirectly, of any of the officers or directors of any of the Guess Companies or (ii) any other related party transactions required by the 1933 Act or by the 1933 Act Regulations to be disclosed in the Prospectuses.

          (xxi) INTERNAL ACCOUNTING METHODOLOGY. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxii) TAXES. The Company has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which would reasonably be expected to have a Material Adverse Effect. No material Federal, state, local or foreign transfer, sales or other taxes will be imposed on the Company as a result of the consummation of the Reorganization Transactions [other than ______].

          (xxiii) Effective as of August 1, 1983, the Company validly elected S Corporation status (as defined in Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code")) for federal and certain state income tax purposes and has validly continued to qualify as an S corporation in each such jurisdiction since such date and will continue to so qualify until the S Termination Date.

          (xxiv) NYSE APPLICATION. The Common Stock has been approved for listing on the New York Stock Exchange (the "NYSE") under the symbol "GES," subject to notice of official issuance.

     (b) Each of the Principal Stockholders represents and warrants to, and agrees with, each U.S. Underwriter as of the date hereof and as of the Closing Time as follows:

          (i) Prior to the Closing Time, each of the Principal Stockholders shall contribute all of the outstanding shares of MI held by such Principal Stockholders to the Company (the "Contribution"). Immediately prior to the Contribution, all of the outstanding shares of capital stock of MI had been duly authorized and validly issued and were fully paid and nonassessable. The Maurice Marciano Trust represents and warrants that immediately prior to the Contribution it owned of record and beneficially 44.8% of the outstanding shares of capital stock of MI; the Paul Marciano Trust represents and warrants that, immediately prior to the Contribution, it owned of record and beneficially 35.5% of the outstanding shares of capital stock of MI; and the Armand Marciano Trust represents and warrants that, immediately prior to the Contribution, it owned of record and beneficially 19.7% of the outstanding shares of capital stock of MI. Each Principal Stockholder represents and warrants that, immediately prior to the Contribution, it had good and marketable title to all such shares, free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          (ii) Each Principal Stockholder is familiar with the Prospectuses and has (A) no reason to believe that the representations and warranties of the Company in Section 1(a) above are not accurate in all material respects,
     (B) no knowledge of any material fact, condition or information not disclosed in the Prospectuses that has adversely affected or should reasonably be expected to materially and adversely affect the business of the Company and its Subsidiaries, taken as a whole, after giving effect to the Reorganization Transactions, or (C) no reason to believe that the Prospectuses contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) Any certificate signed by any officer of the Company and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter, as to the matters covered thereby.

     (d) The liability of the Principal Stockholders for breach of the representation and warranty set forth in clause (b)(ii) above is limited as set forth in Section 6(a) below.

          Section 2. SALE AND DELIVERY TO U.S. UNDERWRITERS; CLOSING. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell the number of U.S. Securities set forth in Schedule B to each U.S. Underwriter, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S.-

Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to all of the Option U.S. Securities at the purchase price per share set forth in Schedule C. The option granted will expire 30 days after the date hereof and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to the Company setting forth the number of Option U.S. Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such Option U.S. Securities. Such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representatives, but shall not be later than the third (fourth, if the exercise occurs after 4:30 P.M. New York time) full business day after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the U.S. Representatives and the Company. If the option is exercised as to all or any portion of the Option U.S. Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Options U.S. Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the U.S. Representatives in their discretion shall make to eliminate any purchases of fractional interests, plus any additional number of Option U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (c) Payment of the purchase price for the Initial U.S. Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, at 7:00 A.M. California time on the third (fourth, if the pricing occurs after 4:30 P.M. New York time) business day (unless postponed in accordance with the provisions of Section 10) after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds payable to a bank account designated by the Company against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the Initial U.S. Securities to be purchased by them. Certificates for the Initial U.S. Securities shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two business days before the Closing Time. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the Initial U.S. Securities will be made available for examination and packaging by the U.S. Representatives not later than 10:00 A.M. on the last business day prior to the Closing Time.

     (d) In addition, in the event that any or all of the Option U.S. Securities are purchased by the U.S. Underwriters, payment of the purchase price for such Option U.S. Securities shall be made at the above-mentioned offices of Skadden, Arps, Slate, Meagher & Flom, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, on the Date of Delivery as specified in the notice from the U.S. Representatives to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the Option U.S. Securities to be purchased by them. Certificates, if any, for the Option U.S. Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for the Option U.S. Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Option U.S. Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the Option U.S. Securities, if any, will be made available for examination and packaging by the U.S. Representatives not later than 10:00 A.M. on the last business day prior to the relevant Date of Delivery. For purposes of this agreement, "business day" means a day on which the NYSE is open for business.

     (e) The U.S. Underwriters agree to serve a maximum of 750,000 Initial U.S. Shares for offering and sale to directors, officers, employees, business associates and related persons of the Company, at the public offering price.
Any such shares not purchased by such persons by the end of the second business day after either (a) the later of the date on which the Registration Statement and any Rule 462(b) Registration Statement has become effective or, (b) if the Company has elected to rely upon Rule 430A, the date of the Prospectus, will be offered to the public by the U.S. Underwriters as set forth in the Prospectus.

          Section 3. COVENANTS OF THE COMPANY. The Company covenants with each U.S. Underwriter as follows:

     (a) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the U.S. Representatives immediately of (i) the effectiveness of the Registration Statement and of the effectiveness of any post-effective amendment to the Registration Statement or of the filing of any amendment or supplement to the U.S. Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the U.S. Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or the suspension of the qualification of the U.S. Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. If the Company has elected to rely on Rule 430A, the Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the U.S. Prospectus will furnish the U.S. Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the U.S. Representatives or counsel for the U.S. Underwriters shall reasonably object.

     (c) The Company will deliver to the U.S. Representatives and counsel for the U.S. Underwriters signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts and will also deliver to the U.S. Representatives a conformed copy of the Registration Statement as originally filed and of each amendment or post-effective amendment or supplement or Term Sheet thereto (without exhibits) for each of the U.S. Underwriters.

     (d) The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the 1933

Act. The Company will furnish to each U.S. Underwriter, without charge, from time to time, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) and the Term Sheet, if any, as such U.S. Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

     (e) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and in the U.S. Prospectus. If at any time when a prospectus is required to be delivered in connection with such distribution of the U.S. Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement the U.S. Prospectus in order that the U.S. Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the U.S. Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the Representatives shall reasonably request.

     (f) The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the U.S. Representatives may designate; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject. In each jurisdiction in which the Offered Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof and the effective date of any Rule 462(b) Registration Statement. The Company will inform the Florida Department of Banking and Finance if, to the best of its knowledge, prior to the completion of the distribution of the Offered Securities by the U.S. Underwriters, the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days of the commencement thereof or after a change to any such previously reported information.

     (g) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (h) During a period of 180 days from the date hereof, the Company will not, without Merrill Lynch's prior written consent, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Offered Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to (I) any existing employment agreement or (II) existing employee benefit plans of the Company referred to in the U.S. Prospectus or (C) any shares of Common Stock issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in the U.S. Prospectus.

     (i) If the Company uses Rule 434 of the 1933 Act Regulations, it will comply with the requirements of Rule 434 of such regulations and the U.S. Prospectus will not be "materially different," as such term is used in Rule 434 of the 1933 Act Regulations, from the U.S. Prospectus first given to the U.S. Underwriters for their use.

     (j) The Company will use its best efforts to effect the listing of the Offered Securities on the NYSE.

     (k) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the U.S. Prospectus under the caption "Use of Proceeds."

     (l) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     (m) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the time confirmations are sent or given, as specified by Rule 462(b)(2).

     (n) The Company hereby agrees that it will ensure that the Offered Securities sold to persons pursuant to the Reserve Share Program will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The U.S. Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the U.S. Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any Offered Securities sold pursuant to the Reserve Share Program, the Company agrees to reimburse the U.S. Underwriters for any reasonable expenses including, without limitation, legal expenses they incur directly in connection with such release.

          Section 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, including any post-effective amendments, (ii) the preparation, issuance and delivery of the certificates for the U.S. Securities, if any, to the U.S. Underwriters, including any stock transfer taxes payable upon the sale of the Offered Securities to the Underwriters and the transfer of the Offered Securities between the U.S. Underwriters and the International Managers, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including reasonable filing fees and the fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation, printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the U.S. Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, any Term Sheets and of the U.S. Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of the listing of the Common Stock on the NYSE, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the U.S. Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Offered Securities, (viii) the copying and distribution to the U.S. Underwriters of this Agreement, the agreement among U.S. Underwriters, the International Purchase Agreement, the agreement among International Managers and the Intersyndicate Agreement, (ix) the fees and expenses of any transfer agent or registrar for the Common Stock, (x) the reasonable fees and disbursements of counsel to the Company and the U.S. Underwriters in connection with the Reserve Share Program, and (xi) stamp duties or similar taxes or duties, if any, incurred by the U.S. Underwriters in connection with the Reserve
Share Program.

          If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5, 9(a)(i) or 11 hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

          Section 5. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The obligations of the several U.S. Underwriters to purchase and pay for the U.S. Securities that they have respectively agreed to purchase pursuant to this Agreement (including any U.S. Option Securities as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy in all material respects (except that such phrase "in all material respects" shall be disregarded to the extent any such representation and warranty is qualified by "material," "material adverse change," "Material Adverse Effect" or any phrase using any such term) of the representations and warranties of the Company and the Principal Stockholders herein contained or in certificates of any officer of any of the Company or certificates by or on behalf of the Principal Stockholders delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective on the date of this Agreement. At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with. The price of the Offered Securities and any price-related information previously omitted from the effective Registration Statement and any Term Sheet used pursuant to Rule 434 shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and, prior to the Closing Time, the Company shall have provided evidence satisfactory to the U.S. Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective.

     (b)  At the Closing Time, the U.S. Representatives shall have received:

          (i) The favorable opinion, dated as of the Closing Time, of Shearman & Sterling, special counsel for the Company, substantially in the form attached hereto as Exhibit C and in form and substance satisfactory to counsel for the Underwriters.

          (ii) The favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom, counsel for the U.S. Underwriters, with respect to the matters set forth in (a), (e), (f) (solely as to preemptive rights arising by operation of law or under the charter or bylaws of the Company), (h) thru (j), inclusive, and (l) (solely as to the information in the Prospectuses under the caption "Description of Capital Stock"), of Exhibit C, except that, with respect to the matters referred to in (e), no opinion need be expressed as to whether any of the Company's outstanding shares of Common Stock, other than the Offered Securities, have been duly authorized or validly issued or are fully paid or nonassessable.

          In addition, Skadden, Arps, Slate, Meagher & Flom shall state that they have participated in conferences with directors, officers and other representatives of the Company, the Representatives, the Company's independent accountants and counsel for the Underwriters at which conferences the contents of the Registration Statement and the Prospectuses and related matters were discussed and, although they are not passing upon, and they do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectuses (except for financial statements and other financial data included therein), and they have not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that the Registration Statement including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included as to which such counsel need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemental prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the

Prospectuses, any Material Adverse Change, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the chief executive officer of the Company and of the chief financial officer of the Company, dated as of the Closing Time, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has been no such Material Adverse Change, (ii) the representations and warranties of the Company in
Section 1(a) hereof are true and correct in all material respects (except that such phrase "in all material respects" shall be disregarded to the extent any such representation and warranty is qualified by "material," "material adverse change," "Material Adverse Effect" or any phrase using any such term) with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (y) a certificate of the Principal Stockholders, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Principal Stockholders in Section 1(b) hereof are true and correct in all material respects (except that such phrase "in all material respects" shall be disregarded to the extent any such representation and warranty is qualified by "material," "material adverse change," "Material Adverse Effect" or any phrase using any such term) with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Principal Stockholders have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (d) At the time of the execution of this Agreement, the U.S. Representatives shall have received from KPMG Peat Marwick LLP, a letter dated such date, in form and substance satisfactory to the U.S. Representatives, to the effect that (i) they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon the limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) the unaudited income statement data set forth under "Selected Financial Data" in the Prospectuses were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, or (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the long term debt of the Company or any decrease in current assets or total assets as compared with the amounts shown in the balance sheet included in the Registration Statement or, during the period from June 30, 1996 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, net income, or net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectuses disclose have occurred or may occur or which are otherwise immaterial to the Company and its Subsidiaries considered as one enterprise;
and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectuses and which are specified by the U.S. Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter. Such letter shall also include such statements regarding pro forma financial information as the U.S. Representatives shall reasonably request.

     (e) At the Closing Time, the U.S. Representatives shall have received from KPMG Peat Marwick L.L.P., a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time and, to the further effect that they have each carried out procedures as specified in clause (iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by the U.S. Representatives and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

     (f) At the Closing Time and at the Date of Delivery, the U.S. Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (g) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (h) At the Closing Time, the Reorganization Transactions shall have been consummated substantially as described in the Prospectuses.

     (i) At the Closing Time and at the Date of Delivery, if any, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the U.S. Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

     (j) In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option U.S. Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the U.S. Representatives shall have received:

     (i) A certificate, dated such Date of Delivery, of the chairman and chief executive officer of the Company and of the chief financial officer of the Company, confirming that the respective certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

     (ii) The favorable opinion of Shearman & Sterling, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option U.S. Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof.

     (iii) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option U.S. Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

     (iv) A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially the same in form and substance as the letters furnished to the U.S. Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(iv) shall be a date not more than five days prior to such Date of Delivery.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 6. INDEMNIFICATION. (a) The Company and each of the Principal Stockholders severally agrees as to himself or itself to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED THAT (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and such Principal Stockholder;

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; and

          (iv) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Reserve Share Program attached to the Prospectuses or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectuses or such preliminary prospectus, not misleading;

PROVIDED, HOWEVER, that such indemnity of each Principal Stockholder shall (x) be with reference to information relating to such Principal Stockholder furnished to the Company in writing by such Principal Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectuses or any amendments or supplements thereto or (y) arise out of any material breach or alleged material breach of any representation, warranty, covenant or agreement of such Principal Stockholder contained in this Agreement and PROVIDED, FURTHER, that (x) each Principal Stockholder's aggregate liability under this Section 6 and for any breach of the representations and warranties of such Principal Stockholder set forth in
Section 1(b)(ii) of this Agreement (together with any liability of such Principal Stockholder under Section 6 of the International Purchase Agreement or for any breach of the representations and warranties set forth in Section 1(b)(ii) of the International Purchase agreement) shall be limited to an amount equal to the aggregate amount of undistributed earnings previously allocated, represented by promissory notes previously distributed and to be subsequently paid out of the proceeds of the offerings, to such Principal Stockholder; (y) the foregoing indemnity agreement by the Company or such Principal Stockholder does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through you expressly for use in the Registration Statement (or any amendment thereto, including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) and (z) if the Company has complied with its obligations under Section 3(e) hereof, the foregoing indemnity agreement with respect to any preliminary U.S. prospectus shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Offered Securities (or any person who controls such U.S. Underwriter within the meaning of Section 15 of the 1933 Act) if a copy of the U.S. Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of any Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Offered Securities to such person and if the U.S. Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          In making a claim for indemnification under this Section 6 (other than pursuant to clause (a)(iii) of this Section 6) or contribution under Section 7 hereof by the Company or the Principal Stockholders, the indemnified parties may proceed against either (1) both the Company and the Principal Stockholders jointly or (2) the Company only, but may not proceed solely against the Principal Stockholders. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage or expense to which this paragraph applies then, as a precondition to any indemnified party obtaining indemnification or contribution from any of the Principal Stockholders, the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement from the Company and the Principal Stockholders with respect to such loss, liability, claim, damage or expense (the "Final Judgment") and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on the Principal Stockholders (but only if and to the extent the Company has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company and thereafter obtain payment from the Principal Stockholders without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment, to seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company to immediately satisfy any such Final Judgment if (A) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (B) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code, (C) the Company makes an assignment for the benefit of its creditors, or (D) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company or the Principal Stockholders before obtaining reimbursement of expenses pursuant to clause (a)(iii) of this Section 6. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Company by making a written demand upon the Company for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to receive reimbursement of such expenses from the Principal Stockholders by making written demand directly on the Principal Stockholders (but only if and to the extent the Company has not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company or, having made written demand therefor, to wait such 45 days after failure by the Company to immediately reimburse such expenses if (I) the Company files a petition for relief under the Bankruptcy Code, (II) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code, (III) the Company makes an assignment for the benefit of its creditors, or (IV) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets. Notwithstanding anything to the contrary contained herein, the provisions of this paragraph shall not apply to any claim for indemnity pursuant to clause (a)(ii) (if the indemnified parties are entitled to seek indemnity under such clause (a)(ii) with respect to a settlement that has been effected with the written consent of such Principal Stockholder but not with the written consent of the Company).

     (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Principal Stockholders against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder or which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such actions; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request (provided that in the case of a request to the Principal Stockholders, the requirement to wait 45 days after making a demand for reimbursement for expenses from the Company shall have been satisfied or is not applica-ble pursuant to the terms of Section 6(a)), (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) The provisions of this Section 6 and Section 7 hereof shall not affect any agreement among the Company and any Principal Stockholder with respect to indemnification and contribution.

     (f) In connection with the Reserve Share Program, the Company agrees to indemnify and hold harmless the U.S. Underwriters from and against any and all losses, expenses and liabilities incurred by them as a result of (i) the failure of the designated employees or other persons to pay for and accept delivery of shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase and (ii) the violation of any securities laws of foreign jurisdictions where Offered Securities are offered pursuant to the Reserve Share Program.

          Section 7.  CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Principal Stockholders, on the one hand, and the U.S. Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Principal Stockholders, on the one hand, and the U.S. Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company and the Principal Stockholders, on the one hand, and the U.S. Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company (including any proceeds transferred to the Principal Stockholders directly or indirectly) and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover.

          The relative fault of the Company and the Principal Stockholders, on the one hand, and the U.S. Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Stockholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Principal Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or allegedly untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, the aggregate liability of each Principal Stockholder under this Section 7 and for any breach of the representation and warranty of such Principal Stockholder set forth in
Section 1(b)(ii) of this Agreement (together with any liability of such Principal Stockholder under Section 7 of the International Purchase Agreement or for any breach of the representation and warranty set forth in Section 1(b)(ii) of the International Purchase Agreement) shall be limited to an amount equal to the aggregate amount of undistributed earnings previously allocated, represented by promissory notes previously distributed and to be subsequently paid out of the proceeds of the offerings, to such Principal Stockholder.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

          Section 8. REPRESENTATIONS, WARRANTIES, AGREEMENTS AND INDEMNITIES TO SURVIVE DELIVERY. All representations, warranties, agreements and indemnities contained in this Agreement, or contained in certificates of officers of the Company or the Principal Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Principal Stockholders, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

          Section 9. TERMINATION OF AGREEMENT. (a) The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the U.S. Securities or to enforce contracts for the sale of the U.S. Securities, or (iii) if trading in the Common Stock has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or systems or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, New York or California authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

          Section 10. DEFAULT BY ONE OR MORE OF THE U.S. UNDERWRITERS. If one or more of the U.S. Underwriters shall fail at the Closing Time to purchase the Initial U.S. Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the Offered Securities, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the Offered Securities, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the U.S. Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or U.S. Prospectus or in any other documents or arrangements.

          Section 11. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Time or at the Date of Delivery to sell and deliver the number of U.S. Securities which it is obligated to sell hereunder, then the U.S. Underwriters may, at their option, by notice from the U.S. Representatives to the Company terminate this Agreement without any liability on the part of any non-defaulting party except as provided in Section 4.

          Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the

U.S. Representatives, c/o Merrill Lynch & Co. at 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, attention of James F. Flaherty, III, Managing Director; notices to the Company or any Principal Stockholder shall be directed to the Company or such Principal Stockholder, as the case may be, at Guess ?, Inc., 1444 South Alameda Street, Los Angeles, California 90021, Attention: Maurice Marciano.

          Section 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Principal Stockholders and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Principal Stockholders and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Principal Stockholders and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of U.S. Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

          Section 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. Except as otherwise set forth herein, specified times of the day refer to New York City time.

          Section 15. PRINCIPAL STOCKHOLDERS. Each of the Maurice Marciano Trust (1995 Restatement) and Maurice Marciano (collectively, the "Maurice Marciano Parties"), the Paul Marciano Trust Under Trust Dated February 20, 1986 and Paul Marciano (collectively, the "Paul Marciano Parties") and the Armand Marciano Trust Under Trust Dated February 20, 1986 and Armand Marciano (collectively, the "Armand Marciano Parties") agrees that the representations and warranties, indemnities and agreements of the Maurice Marciano Trust (1995 Restatement), the Paul Marciano Trust under Trust Dated February 20, 1986 or the Armand Marciano Trust Under Trust Dated February 20, 1986 set forth in this Agreement shall be deemed to have been given or made (subject to any limitations specifically set forth herein), jointly and severally, by each of the Maurice Marciano Parties, the Paul Marciano Parties or the Armand Marciano Parties, respectively.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Principal Stockholders and the Company in accordance with its terms.

                              Very truly yours,

                              GUESS ?, INC.



                              By: _________________________________
                                  Name:
                                  Title:



                              PRINCIPAL STOCKHOLDERS

Maurice Marciano              THE MAURICE MARCIANO TRUST
                              (1995 RESTATEMENT)


_________________________          By:__________________________________
                                         Maurice Marciano, as Trustee


Paul Marciano                 THE PAUL MARCIANO TRUST UNDER
                              TRUST DATED FEBRUARY 20, 1986


_________________________          By:__________________________________
                                          Paul Marciano, as Trustee


Armand Marciano               THE ARMAND MARCIANO TRUST UNDER
                              TRUST DATED FEBRUARY 20, 1986


_________________________          By:___________________________________
                                          Armand Marciano, as Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
By: Merrill Lynch, Pierce, Fenner & Smith
          Incorporated



By__________________________________
        Authorized Signatory

For each of themselves and as U.S. Representatives of the other
U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A



                                         Number of Initial
                                         U.S. Securities to be         Total Number
                                         Purchased from                of Initial U.S. Securities
Name of U.S. Underwriter                 the Company                   to be Purchased
- -----------------------                  --------------------          --------------------------
Merrill Lynch, Pierce,
   Fenner & Smith
   Incorporated

Morgan Stanley & Co. Incorporated


                                                                             ----------

Total    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,360,000


                                      Sch A-1


                                   SCHEDULE B



                    Number of Initial        Number of Option         Maximum Number
                    U.S. Securities to       U.S. Securities          of U.S. Securities
                    to be Sold               to be Sold               to be Sold
                    -----------------        -----------------        -----------------
Guess ?, Inc.       7,360,000                1,104,000                8,464,000

                      TOTAL. . . . . . . . . . . . . . .              -----------------


                                   Sch B-1

                                   SCHEDULE C

                                7,360,000 Shares

                                   GUESS ?, INC.

                             (a Delaware corporation)

                                   Common Stock

                            (Par Value $.01 Per Share)


               1. The initial public offering price per share for the U.S. Securities, determined as provided in Section 2 of the U.S. Purchase
     Agreement shall be $       .

               2.   The purchase price per share for the U.S. Securities to be
     paid by the several U.S. Underwriters shall be $      , being an amount
     equal to the initial public offering price set forth above less $       per
     share; PROVIDED THAT the purchase price per share for any Option U.S. Securities (as defined in the U.S. Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the U.S. Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial U.S. Securities (as defined in the U.S. Purchase Agreement) but not payable on the Option U.S. Securities.

                                                                     EXHIBIT A

                           EQUITY INVESTMENTS
                          (as of Pricing Date)


Entity                                                 Percentage Interest
- ------                                                 -------------------
Guess Europe, B.V.                                          100%
Guess Italia  S.r.l.                                        100%
Ranche Limited                                             [100%]
[New Times Guess, Ltd]                                       50%

                                                                       EXHIBIT B
                               EQUITY INVESTMENTS
                           (as of S Termination Date)


Entity                                                 Percentage Interest
- ------                                                 -------------------
                                   1

                                                                       EXHIBIT C


                               FORM OF OPINION OF
                             COUNSEL TO THE COMPANY

      [Form to be prepared by Company counsel to the following effect and to be attached as Exhibit C]


a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

b. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement.

c. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in each jurisdiction set forth on Exhibit A hereto.

d. The authorized, issued and outstanding capital stock of the Company is as set forth in the U.S. Prospectus in the column entitled "Actual" under the caption "Capitalization"; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive rights of any stockholder of the Company arising by operation of law, under the charter or bylaws of the Company or, to such counsel's knowledge, under any agreement to which the Company is a party.

e. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Offered Securities have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration required pursuant to this Agreement, will be validly issued and fully paid and nonassessable.

f. The issuance of the Offered Securities was not subject, at the date of issue, to statutory preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or, to the best of their knowledge, otherwise.

g. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Principal Stockholders.

h. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

i. The Registration Statement, including any Rule 462(b) Registration Statement, was declared effective under the 1933 Act; any required filing of the U.S. Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

j. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, and each amendment or supplement to the Registration Statement and Prospectuses, as of their respective effective or issue dates (other than the financial statements, notes thereto other financial information and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

[k. To the best of their knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or which could, singly or in the aggregate, reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance of the Company's obligations hereunder or the transactions contemplated by the Registration Statement.]

l. The Common Stock conforms to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock" and the information in the Prospectuses under the captions "Shares Eligible for Future Sale" "Description of Capital Stock," "Certain United States Federal Tax Consequences to Non-United States Holders" and in the Registration Statement under Items 14 and 15, to the extent that it constitutes matters of law or legal proceedings or legal conclusions, has been reviewed by them and fairly present the information disclosed therein in all material respects.

m. Such counsel does not know of any pending or threatened legal or governmental proceedings, required to be described in the Prospectuses that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

n. No consent, approval, authorization or order of any court or governmental agency or body is required for the issue sale and delivery of the Offered Securities or the performance by the Company of its obligations under the Purchase Agreements, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act or under the rules of the National Association of Securities Dealers, Inc. or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters and as may be required under foreign law in connection with the purchase and distribution of the Offered Securities by the International Managers.

o. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the agreements or instruments set forth on Exhibit B hereto, nor will such action result in any violation of the provisions of the charter or bylaws of the Company, or any applicable law (applicable law for this purpose shall be limited to those United States, California and Delaware statutes, laws or regulations currently in effect which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement).

p. This Agreement has been duly executed and delivered by the Principal Stockholders. To the best of such counsel's knowledge, the execution and delivery of this Agreement by the Principal Stockholders and the sale and delivery of the Offered Securities to be sold by the Principal Stockholders do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Principal Stockholders under any contract, indenture, mortgage, loan, credit or factoring agreement, note, lease or other agreement or instrument set forth on Exhibit C hereto or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Principal Stockholders or any of the Principal Stockholders' properties.

     In addition, such opinion shall contain a statement substantially to the following effect:

          "We have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectuses, other than those mentioned in subparagraph (l) above. We have, however, generally reviewed and discussed such statements with certain officers of the Guess Companies, its auditors and your representatives. In the course of this review and discussion, no facts have come to our attention that lead us to believe that (i) the Registration Statement (except for the financial statements, notes thereto and other financial information and schedules included therein or omitted therefrom, as to which we have not been requested to omment), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectuses (except for the financial statements, notes thereto and other financial information included therein or omitted therefrom, as to which we have not been requested to comment), at the time the Prospectuses were issued or on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
          (iii) if the Company has elected to rely upon Rule 434, the Prospectuses are "materially different," as such term is used in Rule 434, from the prospectuses included in the original Registration Statement at the time it became effective, except that such counsel may state that it expresses no opinion or belief with respect to the financial statements, schedules and other financial information included in or excluded from the Registration Statement, as amended, or the Prospectuses, as amended or supplemented."